Whirlpool Corporation Announces Second-Quarter Results
•Q2 performance in line with expectations, delivering sequential margin improvement
•Successfully executed previously announced pricing actions in North America, with the support of successful new product launches; announced price increases in Latin America
•Completed the transition to a $2 billion asset based lending facility and issued $2 billion in secured bonds, clearing debt maturities until 2028 and creating financial flexibility
•Q2 GAAP net earnings margin of 2.1%; GAAP earnings per diluted share of $1.15
•Q2 ongoing (non-GAAP) EBIT margin(2) of 1.8%; ongoing earnings (loss) per diluted share(3) of $(0.21)
•Full year 2026 revenue and margin outlook is unchanged
•2026 updated EPS outlook includes full-year GAAP earnings per diluted share of $2.25 to $2.75, and ongoing earnings per diluted share(3) of $2.50 to $3.00, reflecting new interest expense outlook
•2026 cash flow outlook includes cash provided by operating activities of approximately $700 million and free cash flow(4) of over $300 million
BENTON HARBOR, Mich., August 3, 2026 - Whirlpool Corporation (NYSE: WHR), today reported second-quarter financial results.
“We are encouraged by the sequential margin expansion achieved in Q2, driven by price increase execution, progress with our cost take-out program and key product innovation. These decisive actions position our business for sustained performance improvement."     MARC BITZER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Earnings Results	Second Quarter Results
	2026	2025*	Change
Net sales ($M)	$3,517	$3,773	(6.8)%
Organic net sales ($M)(1)	$3,437	$3,496	(1.7)%
GAAP net earnings available to Whirlpool common shareholders ($M)	$75	$65	14.2%
Ongoing EBIT(2) ($M)	$62	$200	(69.1)%
GAAP net earnings margin	2.1%	1.7%	0.4pts
Ongoing EBIT margin(2)	1.8%	5.3%	(3.5pts)
GAAP earnings per diluted share	$1.15	$1.17	(1.7)%
Ongoing earnings (loss) per diluted share(3)	$(0.21)	$1.34	nm
*Includes results from our previously-owned India business
Free Cash Flow	2026	2025	Change
Cash provided by (used in) operating activities ($M)	$(947)	$(702)	$(245)
Free cash flow(4) ($M)	$(1,108)	$(856)	$(252)
“We have taken proactive steps to strengthen our balance sheet and optimize our capital structure. By completing the $2B ABL facility and successfully issuing $2B in secured bonds, we have significantly extended our debt maturity profile and created financial flexibility to support our strategic priorities.”         ROXANNE WARNER, CHIEF FINANCIAL OFFICER

SEGMENT REVIEW

SEGMENT INFORMATION ($M)		Q2 2026	Q2 2025	YoY Change
MDA North America	Net Sales	$2,408	$2,446	(1.5)%
	EBIT	$64	$144	(55.4)%
	% of sales	2.7%	5.9%	(3.2pts)
MDA Latin America	Net Sales	$868	$806	7.8%
	EBIT	$26	$48	(45.7)%
	% of sales	3.0%	6.0%	(3.0pts)
SDA Global	Net Sales	$202	$201	0.5%
	EBIT	$24	$35	(30.8)%
	% of sales	11.9%	17.3%	(5.4pts)
MDA: Major Domestic Appliances; SDA: Small Domestic Appliances
MDA NORTH AMERICA
•Strong sequential net sales growth of 8% with EBIT margin improvement of 240 bps, primarily driven by successful execution of previously announced pricing actions
•Excluding currency, net sales decreased 1.5% year-over-year driven by lower volume resulting from industry decline, partially offset by favorable price/mix
•EBIT margin(5) decreased year-over-year, pressured by volume decline and the unfavorable impact of tariff, raw material inflation and fuel costs, partially offset by favorable price/mix
MDA LATIN AMERICA
•Excluding currency, net sales decreased 1.7% year-over-year due to negative price mix in Brazil, despite volume increase
•EBIT margin(5) impacted by unfavorable price/mix, partially supported by favorable Brazil tax-case related gain
•Announced price increase and structural cost actions to restore margins in Brazil
SDA GLOBAL
•Excluding currency, net sales decreased 1.2% year-over-year driven by lower retailer inventory despite strong sell-out
•EBIT margin(5) in line with expectations, impacted by planned marketing investments and supported by new product launches and direct-to-consumer expansion
•Underlying demand is positive, with strong sell-out and share gains globally

FULL-YEAR 2026 OUTLOOK

Guidance Summary	2025 Reported	2026 Guidance
Net sales ($B)	$15.5	~$15.0
Cash provided by (used in) operating activities ($M)	$470	~$700
Free cash flow ($M)(4)	$81	$300+
GAAP net earnings margin (loss) (%)	2.2%	~1.0%
Ongoing EBIT margin (%)(2)	4.7%	~4.0%
GAAP earnings (loss) per diluted share	$5.66	$2.25 - $2.75
Ongoing earnings (loss) per diluted share(3)	$6.23	$2.50 - $3.00
GAAP tax rate	27.5%	~20.0%
Adjusted (non-GAAP) tax rate	3.5%	~25.0%

On a full year basis in 2026, our operational outlook is unchanged. EPS is revised to reflect the new interest expense. We expect:
•Net sales of approximately $15.0 billion; approximately 1.5% growth vs. 2025 like-for-like(6) net sales of approximately $14.7 billion
•GAAP net earnings margin of 1.0% and ongoing (non-GAAP) EBIT margin of approximately 4.0%, driven by our largest price increase in over a decade
•Structural cost take out to deliver over $150 million or 100 basis points of margin expansion
•GAAP earnings per diluted share of $2.25 to $2.75 and full-year ongoing earnings per diluted share(3) of $2.50 to $3.00
•2026 GAAP tax rate of approximately 20% and adjusted (non-GAAP) tax rate of 25%
•Cash provided by operating activities of approximately $700 million and free cash flow(4) of over $300 million
•Net debt below $5.0 billion at year end

(1)A reconciliation of organic net sales, a non-GAAP financial measure, to reported net sales and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(3)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(5)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other" of $39 million and $(36) million for the second quarters of 2026 and 2025, respectively.
(6)Like-for-like refers to pro forma results for 2025, which exclude the results of Whirlpool of India from January to November, providing a comparative baseline for 2026 guidance. The like-for-like GAAP net earnings margin and corresponding reconciliation cannot be provided without unreasonable effort or expense. Please see below for a reconciliation of ongoing EBIT for the full year to GAAP net earnings.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Scott Cartwright, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is a leading home appliance company, in constant pursuit of improving life at home. As the only major U.S.-based manufacturer of kitchen and laundry appliances, the company is driving meaningful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, JennAir, Maytag, Amana, Brastemp, Consul, and InSinkErator. In 2025, the company reported approximately $16 billion in annual net sales - close to 90% of which were in the Americas - 41,000 employees and 35 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding future financial results, long-term value creation goals, restructuring expectations, productivity, raw material prices and related costs, supply chain, portfolio transformation expectations, India transaction expectations, asset impairment, new product introduction benefits, trade and tariffs, litigation, ESG efforts, debt repayment and dividend expectations, share position, trade customer inventory expectations, cost take-out, manufacturing investment benefits, and the impact of housing recovery-related benefits on our operations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "margin lift," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Whirlpool disclaims any obligation to update these statements. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers and builders; (3) Whirlpool's ability to maintain its reputation and brand image; (4) Whirlpool's ability to achieve its business objectives and successfully manage its strategic portfolio transformation and outsourced business unit service model; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past transactions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) risks related to Whirlpool's international operations; (10) Whirlpool's ability to respond to unanticipated social, political and/or economic events, including epidemics/pandemics; (11) information technology system and cloud failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (12) product liability and product recall costs; (13) Whirlpool's ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, and base metals) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool's ability to manage foreign currency fluctuations; (17) impacts from goodwill, intangible asset and/or inventory impairment charges; (18) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (19) impacts from credit rating agency downgrades; (20) litigation, tax, and legal compliance risk and costs; (21) the effects and costs of governmental investigations or related actions by third parties; (22) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, taxes and AI; (23) the impacts of changes in foreign trade policies, including tariffs; (24) Whirlpool's ability to respond to the impact of climate change and climate change or other environmental regulation; (25) the uncertain global economy and changes in economic conditions; (26) financing and liquidity uncertainty including payment of dividends on our Mandatory Convertible Preferred Stock; (27) the dilutive effect of conversion and potential dividend payments in common stock for our Mandatory Convertible Preferred Stock; (28) the liquidation preference of our Mandatory Convertible Preferred Stock above our common stock; (29) reduced operational flexibility under our Senior Secured Second Lien Notes due 2031 and 2034; and (30) reduced operational flexibility and liquidity availability under our Asset-Based loan facility.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars, except per share data)

	Three Months Ended		Six Months Ended
	2026	2025	2026	2025
Net sales	$3,517	$3,773	$6,790	$7,393
Expenses
Cost of products sold	3,075	3,162	5,933	6,176
Gross margin	442	610	857	1,217
Selling, general and administrative	371	397	730	803
Intangible amortization	6	7	12	13
Restructuring costs	41	2	73	11
Loss (gain) on sale and disposal of businesses	(139)	—	(139)	—
Operating profit	163	204	181	389
Other (income) expense
Interest and sundry (income) expense	5	(4)	(3)	(36)
Interest expense	63	86	140	164
Earnings (loss) before income taxes	96	121	45	260
Income tax expense (benefit)	3	29	17	72
Equity method investment income (loss), net of tax	(5)	(18)	(22)	(35)
Net earnings (loss)	88	75	6	153
Less: Net earnings (loss) available to noncontrolling interests	—	9	—	17
Net earnings (loss) available to Whirlpool shareholders	$88	$65	$6	$137
Less: Mandatory convertible preferred stock dividends accumulated during the period	13	—	17	—
Net earnings (loss) available to Whirlpool common shareholders	$75	$65	$(11)	$137
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$1.15	$1.17	$(0.17)	$2.46
Diluted net earnings (loss) available to Whirlpool	$1.15	$1.17	$(0.17)	$2.45
Dividends declared	$—	$1.75	$0.90	$3.50
Weighted-average shares outstanding (in millions)
Basic	65.0	55.9	62.3	55.7
Diluted	65.2	56.1	62.3	55.9

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,239	$669
Accounts receivable, net of allowance of $59 and $56, respectively	1,237	1,276
Inventories	2,219	2,307
Prepaid and other current assets	1,012	654
Assets held for sale	49	17
Total current assets	5,756	4,924
Property, net of accumulated depreciation of $5,675 and $5,547, respectively	2,230	2,194
Right of use assets	1,085	796
Goodwill	3,103	3,103
Investment in affiliated companies	836	827
Other intangibles, net of accumulated amortization of $475 and $464, respectively	2,552	2,563
Deferred income taxes	1,349	1,327
Other noncurrent assets	416	266
Total assets	$17,326	$16,001
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,250	$3,704
Accrued expenses	387	448
Accrued advertising and promotions	391	755
Employee compensation	177	208
Notes payable	16	351
Current maturities of long-term debt	212	586
Other current liabilities	577	460
Total current liabilities	5,009	6,513
Noncurrent liabilities
Long-term debt	6,840	5,583
Pension benefits	90	64
Postretirement benefits	92	92
Lease liabilities	989	669
Other noncurrent liabilities	382	365
Total noncurrent liabilities	8,393	6,773
Stockholders' equity
Mandatory convertible preferred stock, 8.50% Series A, $1 par value, 10 million shares authorized; 575 thousand issued and outstanding as of June 30, 2026; none issued and outstanding as of December 31, 2025; aggregate liquidation preference $575	1	—
Common stock, $1 par value, 250 million shares authorized, 73 million and 65 million shares issued, respectively, and 65 million and 56 million shares outstanding, respectively	73	65
Additional paid-in capital	4,566	3,485
Retained earnings	1,262	1,330
Accumulated other comprehensive loss	(1,476)	(1,624)
Treasury stock, 8 million and 9 million shares, respectively	(492)	(530)
Total Whirlpool stockholders' equity	3,933	2,726
Noncontrolling interests	(11)	(11)
Total stockholders' equity	3,923	2,715
Total liabilities and stockholders' equity	$17,326	$16,001

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars)

	Six Months Ended
	2026	2025
Operating activities
Net earnings (loss)	$6	$153
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	185	163
Loss (gain) on sale and disposal of businesses	(139)	—
Equity method investment (income) loss, net of tax	22	35
Share based compensation and other	50	86
Changes in assets and liabilities:
Accounts receivable	(17)	(21)
Inventories	108	(527)
Accounts payable	(515)	(134)
Accrued advertising and promotions	(368)	(284)
Accrued expenses and current liabilities	(61)	(29)
Taxes deferred and payable, net	(60)	(16)
Accrued pension and postretirement benefits	11	(1)
Employee compensation	(37)	(31)
Other	(132)	(96)
Cash provided by (used in) operating activities	(947)	(702)
Investing activities
Capital expenditures	(162)	(154)
Purchase of previously leased assets	(157)	—
Proceeds from sale of assets and businesses	195	—
Cash provided by (used in) investing activities	(123)	(154)
Financing activities
Net proceeds from borrowings of long-term debt	1,972	1,200
Net repayments of long-term debt	(1,053)	(1,550)
Net proceeds (repayments) from short-term borrowings	(334)	1,142
Dividends paid	(68)	(194)
Common stock issuance, net of issuance costs	524	—
Mandatory convertible preferred stock issuance, net of issuance costs	557	—
Other	12	(15)
Cash provided by (used in) financing activities	1,610	583
Effect of exchange rate changes on cash and cash equivalents	30	67
Increase (decrease) in cash and cash equivalents	570	(207)
Cash and cash equivalents at beginning of year	669	1,275
Cash and cash equivalents at end of period (1)	$1,239	$1,068

(1) Cash and cash equivalents at the end of period include $212 million which was restricted to execute a debt payment which occurred on July 1, 2026.

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, ongoing EBITDA, adjusted effective tax rate, organic net sales, net debt leverage (Net Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Ongoing EBITDA: Ongoing earnings before interest, taxes, depreciation and amortization. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Net debt leverage: Net debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is net debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, less cash and cash equivalents, divided by ongoing EBITDA. Management believes that net debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as EBIT, free cash flow conversion, ROIC and net debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the Company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing non-GAAP financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective GAAP tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

SECOND-QUARTER 2026 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool common shareholders and net earnings (loss) per diluted share available to Whirlpool common shareholders, for the three months ended June 30, 2026. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool common shareholders by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 3.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 25.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2026
Net earnings (loss) available to Whirlpool common shareholders	$75
Mandatory convertible preferred stock dividends accumulated during the period	13
Net earnings (loss) available to noncontrolling interests	—
Income tax expense (benefit)	3
Interest expense	63
Earnings before interest & taxes	$154
Net sales	$3,517
Net earnings (loss) margin	2.1%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$154	$1.15
Restructuring expense (a)	Restructuring costs	41	0.63
Impact of M&A transactions (c)	Selling, general and administrative & (Gain) loss on sale and disposal of business	(133)	(2.04)
Income tax impact			0.35
Normalized tax rate adjustment (f)			(0.30)
Ongoing measure		$62	$(0.21)
Net sales		$3,517
Ongoing EBIT margin		1.8%

Note: Numbers may not reconcile due to rounding.

SECOND-QUARTER 2025 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended June 30, 2025. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 23.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 22.5%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2025
Net earnings (loss) available to Whirlpool	$65
Net earnings (loss) available to noncontrolling interests	9
Income tax expense (benefit)	29
Interest expense	86
Earnings before interest & taxes	$190
Net sales	$3,773
Net earnings (loss) margin	1.7%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$190	$1.17
Restructuring expense (a)	Restructuring costs	2	0.03
Impact of M&A transactions (c)	Selling, general and administrative	8	0.15
Income tax impact			(0.04)
Normalized tax rate adjustment (f)			0.03
Ongoing measure		$200	$1.34
Net sales		$3,773
Ongoing EBIT margin		5.3%

Note: Numbers may not reconcile due to rounding.

FIRST-QUARTER 2026 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool common shareholders and net earnings (loss) per diluted share available to Whirlpool common shareholders, for the three months ended March 31, 2026. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool common shareholders by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was (26.9)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 25.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2026
Net earnings (loss) available to Whirlpool common shareholders	$(85)
Mandatory convertible preferred stock dividends accumulated during the period	4
Net earnings (loss) available to noncontrolling interests	—
Income tax expense (benefit)	14
Interest expense	77
Earnings before interest & taxes	$9
Net sales	$3,273
Net earnings (loss) margin	(2.6)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$9	$(1.43)
Restructuring expense (a)	Restructuring costs	32	0.54
Impact of M&A transactions (c)	Selling, general and administrative	2	0.04
Income tax impact			(0.15)
Normalized tax rate adjustment (f)			0.44
Ongoing measure		$44	$(0.56)
Net sales		$3,273
Ongoing EBIT margin		1.3%

Note: Numbers may not reconcile due to rounding.

FULL-YEAR 2025 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2025. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 27.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of 3.5%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2025
Net earnings (loss) available to Whirlpool	$318
Net earnings (loss) available to noncontrolling interests	23
Income tax expense (benefit)	142
Interest expense	341
Earnings before interest & taxes	$824
Net sales	$15,524
Net earnings (loss) margin	2.2%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$824	$5.66
Restructuring expense (a)	Restructuring costs	63	1.12
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	106	1.89
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative Interest and sundry (income) expense	(251)	(4.47)
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	2	0.04
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax*	(15)	(0.26)
Total income tax impact			0.06
Normalized tax rate adjustment (f)			2.19
Ongoing measure		$729	$6.23
Net Sales		$15,524
Ongoing EBIT Margin		4.7%

Note: Numbers may not reconcile due to rounding.
*Equity method investment in the Earnings before interest & taxes column is presented as (income) loss

FULL-YEAR 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (5.5)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (28.6)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2024
Net earnings (loss) available to Whirlpool	$(323)
Net earnings (loss) available to noncontrolling interests	18
Income tax expense (benefit)	10
Interest expense	358
Earnings before interest & taxes	$63
Net sales	$16,607
Net earnings (loss) margin	(1.9)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$63	$(5.87)
Restructuring expense (a)	Restructuring costs	79	1.44
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	381	6.92
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	292	5.30
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	(2)	(0.04)
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax*	74	1.34
Total income tax impact			4.28
Normalized tax rate adjustment (f)			(1.16)
Ongoing measure		$887	$12.21
Net Sales		$16,607
Ongoing EBIT Margin		5.3%

Note: Numbers may not reconcile due to rounding.
*Equity method investment in the Earnings before interest & taxes column is presented as (income) loss

FULL-YEAR 2026 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool common shareholders and net earnings per diluted share available to Whirlpool common shareholders, for the twelve months ending December 31, 2026. Net earnings margin is calculated by dividing net earnings available to Whirlpool common shareholders by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 20.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of approximately 25.0%.

Twelve Months Ending
Earnings Before Interest & Taxes Reconciliation:	December 31, 2026
Net earnings (loss) available to Whirlpool common shareholders	~$150
Mandatory convertible preferred stock dividends accumulated during the period	~40
Net earnings available to noncontrolling interests	—
Income tax expense (benefit)	~50
Interest expense	~350
Earnings before interest & taxes	~$590
Net sales	~$15,000
Net earnings margin	~1.0%

		Twelve Months Ending December 31, 2026
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		~$590	$2.25 - $2.75
Restructuring Expense	Restructuring Costs	~175	~2.70
Impact of M&A transactions(1)	Selling, general and administrative & (Gain) loss on sale and disposal of business	(135)	(2.10)
Total income tax impact			(0.15)
Normalized tax rate adjustment (f)			(0.20)
Ongoing measure		~$630	$2.50 - $3.00
Net Sales		~$15,000
Ongoing EBIT Margin		~4.0%

Note: Numbers may not reconcile due to rounding.

FOOTNOTES
a.RESTRUCTURING EXPENSE - On July 1, 2026, the Company announced restructuring actions related to the closure of its Supsa manufacturing facility in Apodaca, Mexico which is expected to cease production by the second quarter of 2027. The company incurred $33 million in related expenses in the second quarter of 2026.
In March 2026, the Company committed to workforce reduction plans and multi-region footprint optimization plans in the United States and globally, in an effort to reduce complexity and simplify our organization. The plan includes severance and impairment charges. Total costs for these actions in the second quarter of 2026 were $3 million.
In the second quarter of 2026, the company incurred an additional $5 million in other restructuring for previously approved restructuring actions.
In the first and third quarters of 2025, restructuring actions were announced related to organizational simplification efforts. In Q4, we incurred $46 million in costs related to multi-region footprint optimization with full-year costs totaling $63 million.
In March 2024, the Company committed to workforce reduction plans in the United States and globally, in an effort to reduce complexity and simplify our organizational model after the European major domestic appliance transaction. The workforce reduction plans included involuntary severance actions as of the end of the first quarter of 2024. Total costs for these actions were $21 million, of which we incurred $14 million in employee termination costs and $7 million in other associated costs.
During the second quarter of 2024, the Company evaluated additional restructuring actions as part of the Company's organizational simplification efforts. Total costs for these actions were $58 million, which were primarily employee termination costs.

b.IMPAIRMENT OF GOODWILL, INTANGIBLES AND OTHER ASSETS - During the fourth quarter of 2025, we determined the carrying value of the JennAir trademark exceeded its fair value, resulting in an impairment charge of $106 million.
During the fourth quarter of 2024, we determined that the carrying value of the Maytag trademark exceeded its fair value, resulting in an impairment charge of $381 million.

c.IMPACT OF M&A TRANSACTIONS - In June 2026, we reached an agreement with Arcelik to sell Whirlpool's remaining 25% stake in Beko to Beko BV (a subsidiary of Arcelik), accelerate and terminate certain deferred rights related to the August 2022 divestiture of our Russian business, and simplify and eliminate certain long-term obligations and liabilities between Whirlpool and Arcelik. Furthermore, Whirlpool received cash consideration and acquired a ~2.9% equity stake in Arcelik under the terms of the agreement. In connection with the transaction, we received net cash proceeds of $84 million and recorded a gain of $139 million for the three months ended June 30, 2026. The total transaction amount includes $82 million from the sale of our Beko stake, $46 million from the termination of the Russia agreement, and $11 million from the release of previously accrued indemnities and other comprehensive income.
In the fourth quarter of 2025, we sold an 11% stake in our India business and deconsolidated, resulting in a gain of $251 million. In the second quarter of 2026 we incurred $2 million in related M&A transaction costs. In addition, in the first through third quarter of 2025, we incurred $15 million in related M&A transaction costs that are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).

Additionally, the Company incurred other unique transaction related costs related to portfolio transformation for $4 million for the three months ended June 30, 2026. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
The Company incurred unique transaction related costs related to portfolio transformation for a total of $5 million for the three months ended March 31, 2025.
Additionally, in the third quarter of 2025, we released a $30 million reserve related to an indemnity that is no longer considered probable. This gain is recorded in Loss (Gain) on Sale and Disposal of Businesses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
On January 16, 2023, the Company signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arcelik. In connection with the transaction, which closed on April 1, 2024, the Company recorded a loss on disposal of $298 million for the twelve months ended December 31, 2024.
The Company incurred other unique transaction related costs related to portfolio transformation for $28 million for the twelve months ended December 31, 2024. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
In the third quarter of 2024, we recorded a gain of $34 million related to the sale of the Company's Brastemp-branded water filtration subscription business related to our portfolio transformation

d.LEGACY EMEA LEGAL MATTERS - During the second quarter of 2025 and fourth quarter of 2024 we recorded immaterial amounts related to legacy matters of our European major domestic appliance business.

e.EQUITY METHOD INVESTEE - RESTRUCTURING CHARGES - During the fourth quarter of 2024, we recorded our proportionate share of restructuring charges related to certain previously announced restructuring actions by our European equity method investee. During the fourth quarter of 2025, we reversed $15 million of this provision.

f.NORMALIZED TAX RATE ADJUSTMENT - During the second quarter of 2026, the Company calculated a GAAP tax rate of 3.5%. Ongoing earnings per share was calculated using an adjusted tax rate of 25.0%, which excludes the tax impacts related to M&A transaction costs and restructuring actions.
For the full year 2025, the Company calculated a GAAP tax rate of 27.5%. Ongoing earnings per share was calculated using an adjusted tax rate of 3.5%, which excludes the tax impacts related to M&A transactions, the JennAir intangible impairment charge, and restructuring actions.
For the full year 2024, the Company calculated a GAAP tax rate of (5.5)%. Ongoing earnings per share was calculated using an adjusted tax rate of (28.6)%, which excludes the tax impacts related to M&A transactions, the Maytag intangible impairment charge, and certain other tax impacts related to the Europe transaction.
Additionally, in the full-year 2026 outlook, the Company calculated ongoing earnings per share using a full-year adjusted tax (non-GAAP) rate of approximately 25.0%.

NET SALES AND ONGOING EBIT EXCLUDING MDA INDIA 2025

The reconciliation provided below reconciles the impact of removing MDA India from our net sales and ongoing EBIT for the twelve months ended December 31, 2025 for the Whirlpool business. Please see elsewhere in this Supplemental Information section for a reconciliation of Ongoing EBIT to GAAP reported net earnings (loss) available to Whirlpool.

	2025 As Reported	MDA India*	2025 Like-for-Like
Net Sales (in billions)	$15.5	$0.8	~$14.7
Ongoing EBIT (in millions)	$729	$41	~$688
Ongoing EBIT Margin	4.7%	5.0%	~4.7%
Note: Numbers may not reconcile due to rounding.
*2025 India financial data (unaudited).

NET SALES AND ONGOING EBIT EXCLUDING MDA EUROPE 2024 FIRST QUARTER AND MDA INDIA 2024 DECEMBER

The reconciliation provided below reconciles the impact of removing Q1 MDA Europe from our net sales and ongoing EBIT for the twelve months ended December 31, 2024 for the Whirlpool business. Please see elsewhere in this Supplemental Information section for a reconciliation of Ongoing EBIT to GAAP reported net earnings (loss) available to Whirlpool.

	2024 As Reported	Q1 2024 MDA Europe*	2024 MDA India**	2024 Like-for-Like
Net Sales (in billions)	$16.6	$0.8	$0.9	~$14.9
Ongoing EBIT (in millions)	$887	($9)	$32	~$864
Ongoing EBIT Margin	5.3%	(1.1)%	3.6%	~5.8%
Note: Numbers may not reconcile due to rounding.
*Q1 historical segment financial data (unaudited).
**India financial data (unaudited).

Net Sales Year Over Year Change Walk

The reconciliation provided below reconciles the year over year change in net sales percentage utilizing like-for-like net sales figures.

Net Sales
Twelve Months Ended December 31,	(Approximate impact in billions of dollars)
2024 Like-for-Like	$14.9
2025 Like-for-Like	$14.7
YoY Change	(1.4)%
2025 Like-for-Like	$14.7
2026 Outlook	$15.0
YoY Change	1.5%
Note: Numbers may not reconcile due to rounding.

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles six months ended June 30, 2026 and 2025 and 2026 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Six Months Ended
	June 30,
(millions of dollars)	2026	2025	2026 Outlook
Cash provided by (used in) operating activities	$(947)	$(702)	~$700
Capital expenditures	(162)	(154)	(~400)
Free cash flow	$(1,108)	$(856)	$300+

Cash provided by (used in) investing activities*	$(123)	$(154)
Cash provided by (used in) financing activities*	$1,610	$583

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

EQUITY METHOD INVESTMENT INCOME (LOSS), NET OF TAX

The reconciliation provided below reconciles the non-GAAP financial measure ongoing equity method investment income (loss), net of tax to GAAP reported equity method investment income (loss), net of tax, for the three months ended June 30, 2025 and 2026 for the Whirlpool business.

	Three Months Ended
	June 30,
	2026	2025
Equity method investment income (loss), net of tax	$(5)	$(18)
Equity method investee - M&A charges	4	—
Ongoing Measure	$(1)	$(18)

Note: Numbers may not reconcile due to rounding.

ORGANIC NET SALES

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended June 30, 2025 and 2026 for the Whirlpool business.

	Three Months Ended
	June 30,
(Approximate impact in millions of dollars)	2026	2025	Change
Net Sales	$3,517	$3,773	(6.8)%
Less: India Sales	—	277
Less: Currency	80	—
Organic Net Sales	$3,437	$3,496	(1.7)%

Note: Numbers may not reconcile due to rounding.